UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 25, 2022

SPORTS VENTURES ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-39842	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9705 Collins Ave 1901N

Bal Harbour, FL 33154

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 786-650-0074

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Units, each consisting of one Class A Ordinary Share, par value $0.0001 per share, and one third of one Redeemable Warrant	AKICU	The Nasdaq Stock Market LLC

Class A Ordinary Shares, $.0001 par value per share	AKIC	The Nasdaq Stock Market LLC

Warrants, each whole warrant exercisable for one Class A Ordinary Share, each whole Warrant exercisable for $11.50 per share	AKICW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Business Combination Agreement

Sports Ventures Acquisition Corp., a Cayman Islands corporation (“SVAC”), is a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. On January 25, 2022, SVAC entered into a Business Combination Agreement (the “Business Combination Agreement”) with Prime Focus World N.V., a public limited liability company incorporated in the Netherlands (“Prime Focus World”), PF Overseas Limited, a limited liability company incorporated in Mauritius, Prime Focus 3D Cooperatief U.A., a Dutch cooperative association and AKICV LLC, a Delaware limited liability company (“Sponsor”).

The Business Combination Agreement Transactions

The Business Combination Agreement provides that, among other things and upon the terms and subject to the conditions thereof, the following transactions will occur (together with the other agreements and transactions contemplated by the Business Combination Agreement, the “Business Combination”): (i) SVAC and the stockholders of Prime Focus World (the “Prime Focus World Stockholders”) shall consummate the “Company Exchange,” pursuant to which SVAC shall acquire from the Prime Focus World Stockholders, and the Prime Focus World Stockholders shall transfer, convey and deliver to SVAC, all of the ordinary and preferred shares of Prime Focus World (the “Prime Focus World Shares”) issued and outstanding as of immediately prior to the Company Exchange, and each Prime Focus World Stockholder shall receive, in consideration for such transfer, conveyance and delivery of each Prime Focus World Share, a number of SVAC Class A Ordinary Shares equal to such Prime Focus World Stockholder’s portion of the consideration to which such Prime Focus World Stockholder is entitled in accordance with the Business Combination Agreement and as set forth in the allocation statement to be delivered pursuant thereto (together, the “Company Exchange” and the time at which the Company Exchange actually occurs the, “Company Exchange Effective Time”) and (ii) effective as of the Company Exchange Effective Time, any outstanding options to purchase Prime Focus World Shares shall be exchanged for options to purchase SVAC Class A Ordinary Shares, as further described in the Business Combination Agreement.

The Board of Directors of SVAC (the “Board”) has unanimously (i) approved and declared advisable the Business Combination Agreement and the Business Combination and (ii) resolved to recommend approval of the Business Combination Agreement and related matters by the stockholders of SVAC.

Conditions to Closing

The Business Combination Agreement is subject to the satisfaction or waiver of certain customary closing conditions, including, among others, (i) approval of the Business Combination and related agreements and transactions by the stockholders of SVAC and of Prime Focus World , (ii) the filing of a proxy statement by SVAC in connection with the Business Combination, (iii) expiration or termination of any waiting period under applicable regulatory laws, (iv) the absence of any law or order enjoining or prohibiting the Business Combination, (v) the absence of any event or circumstance having a material adverse effect, as defined in the Business Combination Agreement, (vi) that SVAC have at least $5,000,001 of net tangible assets upon Closing (as hereinafter defined), (vii) receipt of approval for listing on Nasdaq the shares of SVAC Class A Ordinary Shares to be issued in connection with the Business Combination, and (viii) the bring down of representations, warranties and covenants of the other party, subject to certain materiality qualifiers.

Other conditions to Prime Focus World’s obligations to consummate the Business Combination include, among others, that as of the closing of the Business Combination (the “Closing”), (i) SVAC shall have available cash equal or greater to $350,000,000 and (ii) any transactions required by the Backstop Agreement (as hereinafter defined) shall have been consummated pursuant to its terms.

Covenants

The Business Combination Agreement contains additional covenants, including, among others, providing for (i) the parties to conduct their respective businesses in the ordinary course through the Closing, (ii) the parties to not initiate any negotiations or enter into any agreements for certain alternative transactions, (iii) SVAC to use its commercially reasonable efforts to comply with its obligations under the Subscription Agreements (as hereinafter defined), (iv) SVAC to prepare and file a proxy statement and take certain other actions to obtain the requisite approval of SVAC stockholders of certain proposals regarding the Business Combination, (v) SVAC to keep its Ordinary Class A Shares listed on Nasdaq and to cause the SVAC Ordinary Class A Shares issued in connection with the Business Combination to be listed on Nasdaq, and (vi) SVAC to remain compliant with Securities Exchange Commission (“SEC”) reporting requirements.

Representations and Warranties

The Business Combination Agreement contains customary representations and warranties by SVAC, Sponsor and Prime Focus World. The representations and warranties of the respective parties to the Business Combination Agreement generally will not survive the Closing.

Termination

The Business Combination Agreement may be terminated at any time prior to the Closing (i) by mutual written consent of SVAC and Prime Focus World, (ii) by SVAC if the Stockholder Support and PFL Agreements (as hereinafter defined) are not delivered to SVAC within five (5) business days of the date of the Business Combination Agreement, and (iii) by either SVAC or Prime Focus World in certain other circumstances set forth in the Business Combination Agreement, including (a) if certain approvals of the stockholders of SVAC are not obtained as set forth in the Business Combination Agreement, (b) if the consummation of the Business Combination (or any transaction contemplated by the Business Combination Agreement) is permanently enjoined or prohibited by the terms of a final, non-appealable Governmental Order (as defined in the Business Combination Agreement) or applicable Law (as defined in the Business Combination Agreement), (c) in the event of certain uncured breaches by the other party, or (d) if the Closing has not occurred on or before August 31, 2022 (the “End Date”).

 Certain Related Agreements

A&R Registration Rights Agreement

The Business Combination Agreement contemplates that, at the Closing, SVAC and the holders set forth on Exhibit A thereto will enter into an Amended and Restated Registration Rights Agreement that will amend and restate the registration rights agreement dated January 5, 2021 among SVAC and the other parties thereto (as so amended and restated, the “A&R Registration Rights Agreement”), pursuant to which SVAC will agree to register for resale, pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), certain SVAC Class A Ordinary Shares and other equity securities of SVAC that are held by the parties thereto from time to time. Additionally, the A&R Registration Rights Agreement will (a) modify the up-to-one year lock-up previously set forth in the side letter dated January 5, 2021 between SVAC and Sponsor to provide that 3,004375 SVAC Class A Ordinary shares issuable upon the conversion of the Founder Shares (as defined in the A&R Registration Rights Agreement) shall be released at the Company Exchange Effective Time (b) provide for a lock-up of the SVAC Class A Ordinary shares issuable to certain principal Company Stockholders (as defined in the A&R Registration Rights Agreement) in the Company Exchange ending on the earlier of (i) six months from the closing date of the business combination, (ii) the first date that the closing price of the SVAC Class A Ordinary Shares equals or exceeds $12.00 per share for any 20 trading days within any 30-trading-day period commencing at least 90 days after the closing date of the business combination and (iii) the date on which SVAC completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction, provided, that half of the shares issued to one principal Prime Focus World Stockholder will be released at the Company Exchange Effective Time and (c) provide for a lock-up of the SVAC Class A Ordinary Shares issuable to certain parties affiliated with Prime Focus World ending on the earlier of (i) with respect to 25% of the SVAC Class A Ordinary Shares held by such parties, six months from the closing date of the business combination, (ii) with respect to the remaining 75% of the SVAC Class A Ordinary Shares held by such parties, two years from the closing date of the business combination and (iii) the date on which SVAC completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction.

Sponsor Support Agreement

On January 25, 2022, SVAC, Prime Focus World and the Sponsor entered into the Sponsor Support Agreement (the “Sponsor Support Agreement”), pursuant to which, among other things, the Sponsor agreed to (i) vote in favor of the Business Combination Agreement and the transactions contemplated thereby, (ii) retain and not redeem its holdings in SVAC prior to the Closing, (iii) waive its anti-dilution rights, and (iv) deliver the A&R Registration Rights Agreement in connection with the Closing, but conditioned upon Closing, in each case, on the terms and subject to the conditions set forth in the Sponsor Support Agreement.

Backstop Agreement

On January 25, 2022, SVAC, Prime Focus World and Sponsor entered into the Backstop Agreement (the “Backstop Agreement”), pursuant to which, among other things, Sponsor has committed to utilize Sponsor’s reasonable commercial efforts to consummate the Common Equity Financing (as defined in the Business Combination Agreement) and committed to purchase SVAC Class A Ordinary Shares in the Backstop Subscription (as defined in the Business Combination Agreement) at the Closing Stock Price (as defined in the Business Combination Agreement) solely for purposes of consummating the transactions contemplated hereby in an aggregate amount up to $350,000,000 less the commitments received from PIPE Investors, conditioned upon Closing on the terms and subject to the conditions set forth in the Backstop Agreement.

Stockholder Support and PFL Agreements

Within five (5) business days following the date of the Business Combination Agreement, Prime Focus World shall (i) use its commercially reasonable efforts to obtain from each of its stockholders duly executed and delivered Stockholder Support Agreements (“Stockholder Support Agreements”), pursuant to which, among other things, the Prime Focus World Stockholders will agree to effectuate the transactions contemplated by the Business Combination Agreement, conditioned upon Closing on the terms and subject to the conditions set forth in the Stockholder Support Agreements and (ii) obtain from Prime Focus Limited the PFL Agreement (the “PFL Agreement”), pursuant to which, among other things, provides for four-year non-competition and non-solicitation restrictions on Prime Focus Limited and certain affiliates with respect to Prime Focus World.

Subscription Agreements

On January 25, 2022, concurrently with the execution of the Business Combination Agreement, SVAC entered into subscription agreements (the “Subscription Agreements”) on substantially two forms, each filed herewith as Exhibit 10.3 and Exhibit 10.4, respectively, with certain institutional and private investors (collectively, the “PIPE Investors”), pursuant to, and on the terms and subject to the conditions of which, the PIPE Investors have collectively subscribed at a purchase price of $10.00 per share and $168,000,000 million in the aggregate for 16,800,000 million shares of SVAC Class A Ordinary Shares (the “PIPE Investment”). In addition SVAC is continuing discussions with certain other potential private investors. The PIPE Investment will be consummated substantially concurrently with the Closing.

The Subscription Agreements for the PIPE Investors provide for certain registration rights. In particular, SVAC is required to file a re-sale registration statement no later than 30 calendar days following the Closing. Additionally, SVAC is required to use its commercially reasonable efforts to have the registration statement declared effective as of the 90th calendar day following the Closing after the filing thereof, but no later than the earlier of (i) the 135th calendar day following the Closing if the SEC notifies SVAC that it will “review” the registration statement and (ii) the 10th business day after the date SVAC is notified (orally or in writing, whichever is earlier) by the SEC that the registration statement will not be “reviewed” or will not be subject to further review. SVAC must use commercially reasonable efforts to keep the registration statement effective until the earliest of: (i) the date that such PIPE Investor ceases to hold any Registrable Securities (as defined in the Subscription Agreements), (ii) the date all Registrable Securities held by such PIPE Investor may be sold without restriction under Rule 144, including without limitation, any volume and manner of sale restrictions which may be applicable to affiliates under Rule 144 and without the requirement for SVAC to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable), (iii) the date that all Registrable Securities held by such PIPE Investor may be sold pursuant to another exemption from registration and (iv) two years from the effective date of the registration statement.

The Subscription Agreements will terminate with no further force and effect upon the earliest to occur of: (i) such date and time as the Business Combination Agreement is terminated in accordance with its terms, (ii) the mutual written agreement of the parties to such Subscription Agreement and Prime Focus World, and (iii) at PIPE Investor’s election, on the End Date, if the Closing has not occurred on or before such date.

The foregoing description of the Business Combination Agreement, form of the A&R Registration Rights Agreement, the Sponsor Support Agreement, the Backstop Agreement, the Stockholder Support Agreements, the PFL Agreement and the Subscription Agreements, and the transactions and documents contemplated thereby, is not complete and is subject to and qualified in its entirety by reference to the Business Combination Agreement and all exhibits thereto, the Sponsor Support Agreement, the Backstop Agreement, and the Subscription Agreements, copies of which are filed with this Current Report on Form 8-K, and the terms of which are incorporated by reference herein.

The Business Combination Agreement, the Sponsor Support Agreement, the Backstop Agreement and the Subscription Agreements have been included to provide investors with information regarding its terms. They are not intended to provide any other factual information about SVAC or its affiliates. The representations, warranties, covenants and agreements contained in the Business Combination Agreement, the Sponsor Support Agreement, the Backstop Agreement, the Subscription Agreements and the other documents related thereto were made only for purposes of the Business Combination Agreement as of the specific dates therein, were solely for the benefit of the parties to the Business Combination Agreement, the Sponsor Support Agreement and the Subscription Agreements, as applicable, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Business Combination Agreement, the Sponsor Support Agreement, the Backstop Agreement or the Subscription Agreements, as applicable, instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Business Combination Agreement, the Sponsor Support Agreement, the Backstop Agreement or the Subscription Agreements and should not rely on the representations, warranties, covenants and agreements or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Business Combination Agreement, the Sponsor Support Agreement, the Backstop Agreement or the Subscription Agreements, as applicable, which subsequent information may or may not be fully reflected in SVAC’s public disclosures.

Item 3.02 Unregistered Sales of Equity Securities

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K with respect to the PIPE Investment is incorporated by reference in this Item 3.02. The shares of SVAC Ordinary Class A Shares to be issued in connection with the PIPE Investment will not be registered under the Securities Act, and will be issued in reliance on the exemption from registration requirements thereof provided by Section 4(a)(2) of the Securities Act.

Item 7.01 Regulation FD Disclosure

On January 25, 2022, SVAC and Prime Focus World issued a joint press release (the “Press Release”) announcing the execution of the Business Combination Agreement. The Press Release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Attached as Exhibit 99.2 and incorporated herein by reference is the investor presentation, dated as of January 25, 2022, for use by SVAC in meetings with certain of its stockholders as well as other persons with respect to SVAC’s proposed transaction with Prime Focus World as described in this Current Report on Form 8-K.

The information in this Item 7.01, including Exhibit 99.1 and Exhibit 99.2, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of SVAC under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filings. This Current Report on Form 8-K will not be deemed an admission as to the materiality of any information contained in this Item 7.01, including Exhibit 99.1 and Exhibit 99.2.

Additional Information and Where to Find It

In connection with the transaction described herein, SVAC will file relevant materials with the SEC, including a proxy statement. The proxy statement and a proxy card will be mailed to stockholders of SVAC as of a record date to be established for voting at the stockholders’ meeting relating to the proposed transactions. Stockholders will also be able to obtain a copy of the proxy statement without charge from SVAC. The proxy statement, once available, may also be obtained without charge at the SEC’s website at www.sec.gov or by writing to SVAC at 9705 Collins Ave 1901N, Bal Harbour, FL 33154.

This communication does not contain all the information that should be considered concerning the proposed transaction. It is not intended to provide the basis for any investment decision or any other decision in respect to the proposed transaction. INVESTORS AND SECURITY HOLDERS OF SVAC ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE BUSINESS COMBINATION THAT SVAC WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT SVAC, PRIME FOCUS WORLD AND THE BUSINESS COMBINATION.

Participants in Solicitation

SVAC, Prime Focus World and their respective directors, executive officers and employees and other persons may be deemed to be participants in the solicitation of proxies from the holders of SVAC Ordinary Class A Shares in respect of the proposed transaction. Information about SVAC’s directors and executive officers and their ownership of SVAC Ordinary Class A Shares is set forth in SVAC’s Annual Report filed on Form 10-K with the SEC on March 30, 2021 and its Reports on Form 8-K, which were filed with the SEC on April 6, 2021 and January 12, 2022, as modified or supplemented by any Form 3 or Form 4 filed with the SEC since the date of such filing. Other information regarding the interests of the participants in the proxy solicitation, including Prime Focus World and its directors, executive officers and employees, will be included in the proxy statement pertaining to the proposed transaction when it becomes available. These documents can be obtained free of charge from the sources indicated above.

No Offer or Solicitation

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act, or an exemption therefrom.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains certain “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995, including certain financial forecasts and projections. All statements other than statements of historical fact contained in this Current Report on Form 8-K, including statements as to future results of operations and financial position, revenue and other metrics planned products and services, business strategy and plans, objectives of management for future operations of Prime Focus World, market size and growth opportunities, competitive position and technological and market trends, are forward-looking statements. Some of these forward-looking statements can be identified by the use of forward-looking words, including “may,” “should,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” “plan,” “targets,” “projects,” “could,” “would,” “continue,” “forecast” or the negatives of these terms or variations of them or similar expressions. All forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. All forward-looking statements are based upon estimates, forecasts and assumptions that, while considered reasonable by SVAC and its management, and Prime Focus World and its management, as the case may be, are inherently uncertain and many factors may cause the actual results to differ materially from current expectations which include, but are not limited to: 1) the occurrence of any event, change or other circumstances that could give rise to the termination of the definitive business combination agreement with respect to the business combination; 2) the outcome of any legal proceedings that may be instituted against Prime Focus World, SVAC, the combined company or others following the announcement of the business combination and any definitive agreements with respect thereto; 3) the inability to complete the business combination due to the failure to obtain approval of the stockholders of SVAC, or to satisfy other conditions to closing the business combination; 4) changes to the proposed structure of the business combination that may be required or appropriate as a result of applicable laws or regulations or as a condition to obtaining regulatory approval of the business combination; 5) the ability to meet Nasdaq’s listing standards following the consummation of the business combination; 6) the risk that the business combination disrupts current plans and operations of Prime Focus World as a result of the announcement and consummation of the business combination; 7) the inability to recognize the anticipated benefits of the business combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; 8) costs related to the business combination; 9) changes in applicable laws or regulations; 10) the possibility that Prime Focus World or the combined company may be adversely affected by other economic, business and/or competitive factors; 11) Prime Focus World’s estimates of its financial performance; 12) the risk that the business combination may not be completed in a timely manner or at all, which may adversely affect the price of SVAC’s securities; 13) the risk that the transaction may not be completed by SVAC’s business combination deadline and the potential failure to obtain an extension of the business combination deadline if sought by SVAC; 14) the impact of the novel coronavirus disease pandemic, including any mutations or variants thereof, and its effect on business and financial conditions; 15) inability to complete the PIPE investment in connection with the business combination; and 16) other risks and uncertainties set forth in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in SVAC’s Form S-1 (File No. 333-249392), Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2021 and the proxy of SVAC and other documents filed by SVAC from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Nothing in this Current Report on Form 8-K should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward looking statements will be achieved. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. Neither SVAC nor Prime Focus World gives any assurance that either SVAC or Prime Focus World or the combined company will achieve its expected results. Neither SVAC nor Prime Focus World undertakes any duty to update these forward-looking statements, except as otherwise required by law.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1†	Business Combination Agreement, dated as of January 25, 2022
10.1	Sponsor Support Agreement, dated as of January 25, 2022
10.2†	Backstop Agreement, dated as of January 25, 2022
10.3	Form of Subscription Agreement (Institutional Investors)
10.4	Form of Subscription Agreement (Private Investors)
99.1	Press Release, dated as of January 25, 2022
99.2	Investor Presentation, dated as of January 25, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

†	Certain of the exhibits and schedules to this exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). SVAC agrees to furnish supplementally a copy of all omitted exhibits and schedules to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPORTS VENTURES ACQUISITION CORP.

	By:	/s/ Alan Kestenbaum
		Name:	Alan Kestenbaum
		Title:	Chief Executive Officer and Chairman of the Board

Dated: January 25, 2022